UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12
Aviat Networks, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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AVIAT NETWORKS, INC.
200C Parker Dr. Suite 100A
Austin, Texas 78728

ADDITIONAL INFORMATION REGARDING THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 11, 2020

Change of Location

The following Notice of Change of Location supplements and relates to the original Notice of Annual Meeting and proxy statement (the “Proxy Statement”) of Aviat Networks, Inc. (the “Company”), dated September 25, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders for Fiscal Year 2020 to be held on November 11, 2020.
This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders of the Company on or about October 28, 2020.

THIS SUPPLEMENT, INCLUDING THE FOLLOWING NOTICE, SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

AVIAT NETWORKS, INC.
200C Parker Dr. Suite 100A
Austin, Texas 78728

NOTICE OF CHANGE OF LOCATION OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 11, 2020

To Our Stockholders:

Due to the public health impact of the coronavirus outbreak (COVID-19), and in light of guidance from the Centers for Disease Control and Prevention and other federal, state and local public health authorities, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Aviat Networks, Inc. (the “Company”) has been changed to a virtual meeting-only format instead of a hybrid in-person and virtual meeting in Austin, Texas. The Annual Meeting will still be held on Wednesday, November 11, 2020 at 12:30 p.m., Central Time, as previously announced. However, you will no longer be able to physically attend the Annual Meeting. We expect to resume in-person annual meetings beginning with our 2021 annual meeting of stockholders.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder of the Company as of the close of business on September 15, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by your bank, broker, or other holder of record. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote in advance of the Annual Meeting by one of the methods described in the proxy materials previously distributed. Please review our proxy materials prior to voting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and format and may continue to be used to vote your shares in connection with the Annual Meeting.

Our virtual Annual Meeting will be conducted on the Internet via webcast. You will be able to participate online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AVNW2020 (the “Meeting Website”). Stockholders will be able to vote their shares electronically during the Annual Meeting.

To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card, voting instruction form or notice of internet availability. The Annual Meeting will begin promptly at 12:30 p.m., Central Time. We encourage you to access the Meeting Website prior to the start time. Online access and check-in will begin at 12:15 p.m., Central Time. If you encounter any difficulties accessing the webcast Annual Meeting during login or in the course of the meeting, please contact the phone number found on the login page at www.virtualshareholdermeeting.com/AVNW2020.

You may vote and ask questions during the Annual Meeting by following the instructions available on the Meeting Website at the time of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for ten days prior to the Annual Meeting for examination by any stockholder for any purpose germane to the Annual Meeting by emailing our Investor Relations team at investorinfo@aviatnet.com. This list will also be available for such purposes during the Annual Meeting at the link to be provided upon your registration for the Annual Meeting.

By Order of the Board of Directors,

Erin R. Boase
Secretary
Austin, Texas
October 28, 2020